Exhibit 12
                                                                      ----------

                          SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of December 31, 2002, by and between TITAB, LLC, a Delaware limited liability company ("Buyer"), and Andrew J. McKelvey ("Seller").

WHEREAS, Seller owns shares of common stock, par value $0.001 per share ("Common Stock"), of BriteSmile, Inc., a Utah corporation (the "Company"), and warrants to purchase Common Stock ("Warrants"); and

WHEREAS, Seller desires to sell, transfer, convey and assign to Buyer certain shares of Common Stock and Warrants, and Buyer desires to acquire from Seller all right, title and interest in and to such shares and Warrants, for the consideration set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Buyer and Seller hereby agree as follows:

SECTION 1. Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller hereby sells, transfers, conveys and assigns to Buyer all of Seller's right, title and interest in and to the following shares of Common Stock and Warrants (the "Securities"):

     i. 456,621 shares of Common Stock, represented by certificate number BWT 9178 issued on July 22, 1999 to Seller (the "1999 Shares");

     ii. 77,318 shares of Common Stock, represented by certificate number BWT 9347 issued on March 18, 2000 to Seller (the "2000 Shares");

     iii. 1,170,645 shares of Common Stock, represented by certificate number BWT 10150 issued on February 20, 2001 to Seller (the "2001 Shares");



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     iv. 337,109 Warrants with an initial exercise price of $7.21 per share of
Common Stock (subsequently adjusted to $5.00 per share of Common Stock), represented by warrant number 002 issued on June 29, 2000 to Seller (the "June 2000 Warrants"); and

     v. 24,946 Warrants with an initial exercise price of $7.21 per share of Common Stock (subsequently adjusted to $5.00 per share of Common Stock), represented by warrant number 015 issued on August 3, 2000 to Seller (the "August 2000 Warrants").

SECTION 2. Consideration. In consideration of the sale of the Securities by Seller to Buyer pursuant to Section 1, Buyer contemporaneously with the execution and delivery of this Agreement is delivering to Seller an amount equal to an aggregate purchase price of $566,133.27 (the "Purchase Price") by wire transfer of same day funds to such account of Seller as has been specified in writing to Buyer.

SECTION 3. Delivery of Share Certificates. Seller is delivering to Purchaser against receipt of the Purchase Price, (i) stock certificates evidencing the 1999 Shares, the 2000 Shares and the 2001 Shares, duly endorsed in blank or accompanied by duly executed stock powers substantially in the forms attached hereto as Exhibit A and (ii) warrants, warrant agreements or warrant certificates evidencing the June 2000 Warrants and the August 2000 Warrants accompanied by duly executed warrant assignment forms substantially in the forms attached hereto as Exhibit B.

SECTION 4. Transfer of Registration Rights.

     i. In accordance with Section 9 of that certain Registration Rights Agreement, dated as of June 27, 2000, by and among the Company, Seller and the other parties thereto (the "2000 Registration Rights Agreement"), Seller hereby assigns any and all rights of Seller with respect to the Securities under such agreement to Buyer in connection with the transfer of the Securities hereunder. In accordance with such Section 9: (i) the Company shall be provided with a copy of this Agreement; (ii) the Company shall be informed that Buyer's name and address is: Bradford Peters, c/o Blackfin Capital, LLC, 622 Third Avenue, 38th Floor, New York, New York 10017 and that rights applicable to the Securities (in particular the June 2000 Warrants, the August 2000 Warrants and the 2001 Shares) to the fullest extent available under



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the 2000 Registration Rights Agreement are being transferred; (iii) immediately following the transfer of the Securities set forth herein the further disposition of such Securities shall be restricted under the Securities Act of 1933, as amended, and applicable state securities laws; (iv) Buyer hereby agrees to be bound by all of the provisions of the 2000 Registration Rights Agreement; and (v) the transfer of the Securities set forth herein has been made in accordance with the applicable requirements of the Purchase Agreement (as such term is defined in the 2000 Registration Rights Agreement).

     ii. In accordance with Section 13.1 of that certain Registration Rights Agreement by and among the Company, the Seller and the other parties thereto, dated as of June 3, 1999, as amended by that certain Amendment No. 1 to Registration Rights Agreement dated as of February 7, 2000 (the "1999 Registration Rights Agreement"), Seller hereby transfers any and all of its rights under the 1999 Registration Rights Agreement with respect to any of the Securities, as applicable, to Buyer. Seller confirms that the Company has provided prior written consent to such transfer of rights.

SECTION 5. Representations and Warranties.

     i. Each of Buyer and Seller hereby represent and warrant to the other that:

     (a) Power and Authority. Such party has duly authorized, executed and delivered this Agreement, and no action (except for actions taken prior to the date hereof) is necessary to authorize such execution or delivery or the performance by such party of the transactions contemplated hereby. Upon execution and delivery by the other party hereto, this Agreement shall constitute the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

     (b) No Conflicts. The execution and delivery by such party of this Agreement and the performance by such party of its or his obligations hereunder and the consummation by such party of the transactions contemplated hereby do not and will not require such party to obtain any consent, approval or action of, or make any filing with or give any notice to, any person.



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     (c) Brokers. Such party has not, directly or indirectly, employed or dealt with any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement, and there are no claims or rights for brokerage commissions, finders' fees or similar fees or commissions by any person or entity in connection herewith.

     (d) Ownership of Buyer. The sole member and managing member of Buyer is Mr. Bradford G. Peters.

     (e) Independent Investigation; No Other Warranties. Except as expressly set forth in this Section 5, such party is not relying on any representations or warranties of any kind whatsoever, whether oral or written, express or implied, statutory or otherwise, from the other party, nor any shareholder, member, controlling person, affiliate, partner, officer, employee, attorney or agent of such other party, as to any matter concerning the Company or the Shares, including without limitation: (i) the title of the Company to, or state of ownership by the Company of, any of its assets or the quality, condition or adequacy of such assets; (ii) historical financial statements or the operating or financial history of the Company, any subsidiary of the Company or any entity in which the Company, directly or indirectly holds an interest; (iii) the income potential of the Company or its assets, or the economics of, or the income, revenue or expense projections or other financial matters relating to the operation of the Company; or (iv) the past, present or future compliance by the Company, any subsidiary of the Company or any other entity in which a Company, directly or indirectly, holds an interest, with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions or restrictions of any governmental authority or of any other person. Each party hereto further acknowledges and agrees that such party has had sufficient opportunity to investigate any relevant facts or information relating to the Company or the transactions contemplated by this Agreement, and that the other party has no duty to make any inquiry or disclosure regarding any matter relating to the Company. Without limiting the generality of the foregoing, Seller acknowledges that the managing member of Buyer, in his capacity as a director of the Company, may be in possession of material inside information concerning the Company and, to the fullest extent permitted by applicable law, Seller waives any right or claim Seller may otherwise have against Buyer based upon or arising out Buyer's failure



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to disclose any such information to Seller.

     (f) Each party represents and warrants that in executing this Agreement,
(i) such party has relied upon or had the reasonable opportunity to obtain legal advice from attorneys of such party's choice, (ii) such party fully understands, intends to agree to and does agree to the terms of this Agreement; (iii) such party has been apprised of or had access to all information relevant to the Company and the transactions contemplated by this Agreement, including without limitation, future risks, complications and costs; (iv) except as expressly set forth herein, such party has not relied on any inducement, promise or representation made by the other party hereto, or any party representing or serving any other party hereto; and (v) such party agrees that this Agreement is fair and valid and that such party is executing this Agreement with full knowledge and understanding of its provisions and under no compulsion or duress. Buyer and Seller each acknowledge that Willkie Farr & Gallagher, counsel to Seller in this transaction, in the past has represented both the managing member of Buyer and the Seller in matters unrelated to the subject matter of this Agreement, and waive any objection such party may otherwise have to that firm's representation of Seller in connection with the transactions contemplated by this Agreement.

     ii. Title; Securities; No Liens. Seller hereby represents and warrants to Buyer that Seller holds good and marketable legal and beneficial title in and to the Securities and has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any of the Securities or any portion thereof or interest therein. By this Agreement the Securities shall be assigned to Buyer, free and clear of all liens, claims and encumbrances other than those attributable to restrictions on transfer arising under applicable Federal or state securities laws.

     iii. Securities Law Matters. Buyer hereby represents and warrants to Seller that: Buyer has been informed and understands that Buyer must bear the economic risk of the investment in the Securities for an indefinite period because the offer and sale of the Securities to Buyer have not been and will not be registered under. Federal or any applicable state securities laws, and may not be resold in the United States or any of its territories or possessions unless they are so registered or an exemption from registration is available. Buyer has such knowledge and



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experience in financial and business matters that Buyer is capable of evaluating the merits and risks of the investment represented by the Securities, and Buyer is able to bear the economic risk of such investment including, without limitation, the risk that such investment might be held indefinitely by Buyer and the risk of complete loss of the investment. Buyer has an adequate net worth to sustain a complete loss of its investment in the Company and has no need for liquidity in its investment. Buyer hereby consents to the placement of restrictive legends upon the new certificates evidencing the Securities, as issued in the name of Buyer, as follows:

Legend for the 1999 Shares and the 2000 Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND APPLICABLE STATE SECURITIES LAWS, AND HAVE NOT BEEN REGISTERED UNDER THE ACT OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT COMPLIANCE WITH THE PROVISIONS OF RULE 144 OR, IF APPLICABLE, REGULATION S UNDER THE ACT, COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE ACT OR APPLICABLE STATE LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THE COMPANY WILL INSTRUCT ITS STOCK TRANSFER AGENT NOT TO RECOGNIZE ANY SALE OF THESE SECURITIES UNLESS SUCH SALE IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR THE COMPANY HAS FIRST RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS SECURITIES COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

Legend for the 2001 Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO EITHER RULE 144A UNDER SAID ACT TO A QUALIFIED INSTITUTIONAL BUYER OR RULE 144 UNDER SAID



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ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION
WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

Legend for the June 2000 Warrants and the August 2000 Warrants:

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITES LAWS. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO EITHER RULE 144A UNDER SAID ACT TO A QUALIFIED INSTITUTIONAL BUYER OR RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

SECTION 6. Survival. The representations and warranties of the parties expressly set forth in this Agreement shall survive indefinitely.

SECTION 7. Further Assurances. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to the closing of the transactions contemplated herein as promptly as practicable.

SECTION 8. Miscellaneous.

     i. Costs and Expenses. Buyer shall bear and pay for the costs and expenses (including, but not limited to, all fees and expenses of counsel) incurred by Buyer and Seller in connection with this Agreement and the consummation



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of the transactions contemplated hereby.

     ii. Governing Law. THIS ASSIGNMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND ANY CLAIMS OR DISPUTES RELATING TO SUCH RIGHTS AND OBLIGATIONS SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     iii. Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     iv. Benefit and Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto.

     v. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     vi. Entire Agreement. This Agreement contains the final and entire agreement between the parties hereto with respect to the Securities and supersedes all prior oral and written memoranda and agreements with respect to the matters contained or contemplated herein, and is intended to



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be an integration of all prior negotiations and understandings. Neither Buyer nor Seller shall be bound by any terms, conditions, statements, warranties or representations, oral or written, not expressly contained or referred to herein or therein.

     vii. Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, THE SHARES, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.

     viii. No Waiver. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

     ix. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original by the party executing such counterpart, but all of which shall be deemed one and the same instrument.

              [THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]



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IN WITNESS WHEREOF, Buyer and Seller have duly executed and delivered this Stock
Purchase Agreement as of the date first above written.

BUYER:

TITAB, LLC

By: /s/ Bradford G. Peters
    ------------------------------
    BRADFORD G. PETERS
    Managing Member


SELLER

/s/ Andrew J. McKelvey
-----------------------------
ANDREW J. McKELVEY


                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]


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                                    Exhibit A


                              Form of Stock Powers


                                   STOCK POWER


For value received, the undersigned hereby sells, assigns and transfers unto

                TITAB, LLC, a Delaware limited liability company


456,621 shares of Common Stock, par value $0.001 per share, of Britesmile, Inc., a Utah Corporation (the "Corporation"), represented by the attached certificate and hereby irrevocably constitutes and appoints _________________ his attorney to transfer the said shares on the books of the Corporation with full power of substitution in the premises.


Dated: _____________________


In the presence of: _________________


_____________________________
Name: Andrew J. McKelvey


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                                STOCK POWER


For value received, the undersigned hereby sells, assigns and transfers unto

                TITAB, LLC, a Delaware limited liability company


77,318 shares of Common Stock, par value $0.001 per share, of Britesmile, Inc., a Utah Corporation (the "Corporation"), represented by the attached certificate and hereby irrevocably constitutes and appoints _________________ his attorney to transfer the said shares on the books of the Corporation with full power of substitution in the premises.


Dated: _____________________


In the presence of: _________________


_____________________________
Name: Andrew J. McKelvey


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                                   STOCK POWER


For value received, the undersigned hereby sells, assigns and transfers unto

                TITAB, LLC, a Delaware limited liability company


1,170,645 shares of Common Stock, par value $0.001 per share, of Britesmile, Inc., a Utah Corporation (the "Corporation"), represented by the attached certificate and hereby irrevocably constitutes and appoints _________________ his attorney to transfer the said shares on the books of the Corporation with full power of substitution in the premises.


Dated: _____________________


In the presence of: _________________


_____________________________
Name: Andrew J. McKelvey


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                                    Exhibit B

                        Form of Warrant Assignment Forms

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee                    Address                   No. of Shares

TITAB, LLC               c/o Blackfin Capital, LLC               337,109
                         622 Third Avenue, 38th Floor
                         New York, New York 10017

and does irrevocably constitute and appoint _________________ to make such transfer on the books of BriteSmile, Inc., maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Securities Act of 1933, as amended, or any applicable state securities law.

Dated: December ___, 2002

Signature of Holder:

_________________________________
Andrew J. McKelvey


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                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee                    Address                      No. of Shares

TITAB, LLC               c/o Blackfin Capital, LLC                  29,946
                         622 Third Avenue, 38th Floor
                         New York, New York 10017


and does irrevocably constitute and appoint _________________ to make such transfer on the books of BriteSmile, Inc., maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Securities Act of 1933, as amended, or any applicable state securities law.

Dated: December ___, 2002

Signature of Holder:

_________________________________
Andrew J. McKelvey